UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2007

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification Number)

100 Matawan Road, Suite 420, Matawan, New Jersey	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY
                   ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Appointment of New Directors

(d)(1) On February 16, 2007, the Board of Directors of Board of Directors of PacificHealth Laboratories, Inc. (the “Company”) increased the size of its Board (the “Board”) from four to six and elected Adam M. Mizel and Marc C. Particelli as directors of the Company to fill the vacancies thus created. Mr. Mizel and Mr. Particelli became directors effective February 22, 2007.

Since September 2005, Mr. Mizel, age 37, has been the Managing Principal of the General Partner of the Aquifer Opportunity Fund, L.P., an investment fund that takes a private equity approach to investing in small capitalization public companies. Mr. Mizel previously was Managing Director and Chief Operating Officer of Azimuth Trust, LLC., an alternative asset management firm from 2001 until 2005. Earlier, Mr. Mizel was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.

Since July 2006, Mr. Particelli, age 61, has been Chairman of the Board of Coactive Marketing Group (NASDAQ: CMKG), an integrated marketing communications agency. Mr Particelli served as interim President and Chief Executive Officer of Coactive from July 2006 through October 2006. From August 2005 until March 2006, Mr. Particelli was the Chief Executive Officer of TSM Corporation, a telecommunications company serving the Hispanic market. Mr. Particelli was Chairman of the Board, President and Chief Executive Officer of Modem Media, an interactive marketing services firm, from January 1991 until its acquisition by Digitas Inc. in October 2004. Earlier, Mr. Particelli was a partner at Oak Hill Capital Management, a private equity investment firm, and managing director at Odyssey Partners L.P., a hedge fund. Prior to entering the private equity business, Mr. Particelli spent 20 years with Booz Allen where he helped create the Marketing Industries Practice and led its expansion across Europe, Asia and South America. Mr. Particelli also currently serves as a director of, and investor in, several private companies and as an advisor to several private equity firms.

(d)(2)  Mr. Mizel and Mr. Particelli were not elected pursuant to any arrangement or understanding.

(d)(3) The Board has named Mr. Mizel to serve on the Audit Committee of the Board and both Mr. Mizel and Mr. Particelli to serve on the Compensation Committee of the Board.

(d)(5) On the same day, the Board approved the issuance of options to purchase 10,000 shares of the Company’s Common Stock, $.0025 par value (the “Options”) at an exercise price of $2.14 per share, the closing price on the date prior to the Board's approval, to vest over one year beginning February 16, 2007, to each of Mr. Mizel and Mr. Particelli. The Options were formally issued pursuant to the terms and conditions of the Company’s 2000 Incentive Stock Option Plan (the “Plan”) on February 16, 2007. The Company has entered into a grant instrument with each of Mr. Mizel and Mr. Particelli in accordance with the Plan in the forms attached as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

On February 16, 2007 the Board also approved the sale of an aggregate of 243,243 shares of Company Common Stock, $.0025 par value (the “Shares”), to Mr. Particelli and Aquifer Opportunity Fund, L.P., of which Mr. Mizel is the Managing Principal of the General Partner, for an aggregate purchase price of $450,000. The purchase price of $1.85 per share was based on the 10-day average closing price as of February 15, 2007. The Shares were issued pursuant to the terms and conditions of a Stock Purchase Agreement, dated February 22, 2007 entered into by the Company with Aquifer Opportunity Fund, L.P. and Mr. Particelli in the form attached as Exhibit 10.1 to this Current Report Form 8-K (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement the holders of the Shares are entitled to piggyback registration rights and demand registration rights in the event Mr. Mizel is no longer a director.

The offer and sale of the Shares, by the Company to Aquifer Opportunity Fund, L.P. and Mr. Particelli was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Aquifer Opportunity Fund, L.P. and Mr. Particelli have each represented and warranted to the Company that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Any certificates issued representing the Shares will contain a legend indicating that they are restricted. No sale of the Shares involved the use of underwriters, and no commissions were paid in connection with the issuance or sale of the Shares.

THE ABOVE DESCRIPTION OF, AMONG OTHER THINGS, THE TERMS OF THE PURCHASE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY THE PURCHASE AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN. THE COMPANY IS FILING THE PURCHASE AGREEMENT AS EXHIBIT 10.1 TO THIS CURRENT REPORT ON FORM 8-K.

The press release announcing the election of Mr. Mizel and Mr. Particelli, dated February 26, 2007, is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Date: February 26, 2007	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Stock Purchase Agreement entered into among the Company, Aquifer Opportunity Fund, L.P. and Marc C. Particelli.
10.2	Form of Grant Instrument under PacificHealth Laboratories, Inc. 2000 Incentive Stock Option Plan for Adam M. Mizel
10.3	Form of Grant Instrument under PacificHealth Laboratories, Inc. 2000 Incentive Stock Option Plan for Marc C. Particelli
99.1	Press Release dated February 26, 2007